SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2002

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

205 Fifth Avenue S.W. Olympia WA	98501
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 943-1500

ITEM 5 – OTHER EVENTS

On June 3, 2002, Heritage Financial Corporation announced that its Board of Directors had authorized the purchase of an additional ten percent (10%) of its outstanding stock in the open market or in privately negotiated transactions for an aggregate of forty two percent (42%) since the stock repurchase program began on October 22, 1999. As of June 3, 2002, Heritage had purchased 3,827,397 shares or about 35% of its total outstanding shares. The news release regarding this increase in stock repurchase is attached to this filing.

ITEM 7 – FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements – not applicable

(b)	Pro forma financial information – not applicable

(c)	Exhibits:

99	News Release issued by Heritage, dated June 3, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2002

HERITAGE FINANCIAL CORPORATION

By:	/S/ DONALD V. RHODES
Donald V. Rhodes Chairman, President, and Chief Executive Officer

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